Exhibit 10.10

Qualified Incentive Stock Option Agreement

Under 2003 Stock Option Plan

THIS AGREEMENT is made as of the _____ day of May, 2003 by and between __________________________ (hereinafter "Employee") and MOUNTAIN BANCSHARES, INC. (hereinafter "Company").

WHEREAS, Employee is a key employee and/or officer of Company and/or Mountain State Bank ("Bank") (the "Employer" as the case may be), and Company desires to encourage and enable the acquisition of a financial interest in Company by the key employees of Company and/or Bank through options to purchase stock, in accordance with the 2003 Stock Option Plan adopted by the directors of Company on May _____, 2003, and to be approved by the shareholders (hereinafter the "Plan").

NOW, THEREFORE, in consideration of the premises, it is agreed:

1. Grant of Options and Time of Exercise.

(a) Company hereby grants to Employee the right, privilege and option to purchase, subject to the limitations herein set forth, a total of ______ shares (the "Total Shares") of the common stock of Company until May _____, 2013, at which time this option shall expire. (Note: Maximum number of years from grant to expiration shall be ten years.) The stock options granted hereunder are intended to be "incentive stock options" qualified under Section 422 of the Internal Revenue Code.

(b) Employee may exercise the option to purchase as to __________ shares of the Total Shares only after expiration of one (1) year of continuous employment of Employee by Employer from the date hereof, as to an additional _______ shares of the Total Shares only after expiration of two (2) years of continuous employment of Employee from the date hereof, as to an additional ________ shares of the Total Shares only after expiration of three (3) years of continuous employment of Employee from the date hereof, as to an additional _______ shares of the Total Shares only after expiration of four (4) years of continuous employment of Employee from the date hereof, and as to an additional _______ shares of the Total Shares only after expiration of five (5) years of continuous employment of Employee from the date hereof. Shares which may be purchased under the above schedule beginning at the times specified in the schedule may be purchased at any time before the expiration of the option.

(c) Notwithstanding the foregoing, the Employee shall have the right to immediately exercise all options granted under this Agreement at any time permitted under this Agreement (without regard to subparagraph (b) above from and after the date the first Change in Control, as defined in subparagraph (d) below, occurs.

(d) For purposes of this Agreement, a "Change in Control" occurs when:

(1) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")(other than Company, any subsidiary of Company, or any employee benefit plan, as defined in ERISA, of any of the foregoing) is or becomes the beneficial owner, directly or indirectly, of securities of Company representing 25% or more of the combined voting power of Company's then outstanding securities;

(2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Company before the Transaction shall cease to constitute a majority of the Board of Directors of Company or any successor to Company;

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(3) Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Company, other than (i) affiliates within the meaning of the Exchange Act or (ii) any party to the merger or consolidation;

(4) a tender offer or exchange offer is made and consummated for the ownership of securities of Company representing 50% or more of the combined voting power of Company's then outstanding voting securities; or

(5) Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Company.

(e) Employee acknowledges and understands that, in the event the options become immediately exercisable under subparagraph (c) upon a Change in Control prior to the time at which they would have been first exercisable under subparagraph (b), all or a portion of the options may no longer qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, but would be treated, in such event, as nonqualified stock options. Employee acknowledges and agrees that he has been furnished information concerning the differences in the tax consequences between "incentive stock options" and nonqualified stock options and that he understands the tax effect of a nonqualified stock option.

2. Purchase Price. The purchase price of the shares shall be $10.00 per share, which is the fair market value of Company shares as of the date of this agreement. The purchase price shall be paid in full in cash.

3. Method of Exercise. The option granted above shall be exercised by written notice directed to the Board of Directors of Company, at Company's principal place of business, accompanied by a check in payment of the option price for the number of shares specified and paid for.

4. Termination of Options. The option granted hereunder shall terminate upon the first to occur of the following dates:

(a) The expiration of 3 months after the date on which Employee's employment terminates, other than by reason of permanent and total disability or death of Employee or other than for cause by Employer;

(b) Immediately, upon the termination or severance of Employee by Employer for cause, or upon notice to Employee to terminate or sever for cause, if earlier;

(c) The expiration of twelve months after the date on which Employee's employment by Employer is terminated, if such termination is by reason of Employee's permanent and total disability;

(d) In the event of Employee's death while in the employ of Employer, his executors or administrators may exercise, within six months following the date of his death, the option as to any of the shares subject to exercise of the option at Employee's death to the extent not exercised prior to his death;

(e) The date shown in subparagraph 1(a) hereof.

5. Reclassification, Consolidation, or Merger. If and to the extent the number of issued shares of common stock of Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If Company is reorganized or

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consolidated or merged with another corporation, Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give Employee additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option.

6. Administration. The Board of Directors of Company is responsible for administering the Plan pursuant to which the option granted herein is authorized. In connection with the Plan, the Board may interpret it, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations necessary or appropriate for the administration of the Plan. Such determinations shall be binding on Company and Employee for purposes of this Agreement to the extent that they affect this Agreement. Notwithstanding anything to the contrary contained herein, references herein to the Board of Directors of Company shall be deemed to refer to the members of the Board of Directors of Company who are "disinterested persons," as hereinafter defined. The term "disinterested person" as used herein shall have the same meaning as said term has in Rule 16b-3(c) (2) (i) promulgated under the Securities Exchange Act of 1934, as amended, as such rule is amended or modified from time to time.

7. Capital Call. In the event Bank's capital falls below the minimum requirements under Georgia law or Federal law, or falls below a higher requirement as may be determined by the Georgia Department of Banking and Finance (the "DBF"), the Federal Reserve Bank (the "FRB"), or the Federal Deposit Insurance Corporation (the "FDIC"), the DBF, FRB or FDIC may direct Bank and Company to require the holder to exercise or forfeit this option. Within 45 days from the date the DBF, FRB or FDIC notifies Bank and Company, Bank and Company shall notify the holder in writing that holders of options must exercise or forfeit their option as to option shares subject to purchase at such time. Bank and Company shall cancel the option as to option shares subject to purchase at such time if the holder does not exercise the option as to all of the option shares subject to purchase at such time within 21 days of such notice to exercise given by Bank and Company, and upon such cancellation the option as to option shares subject to purchase at such time shall be of no further force and effect. Bank and Company have agreed to comply with any DBF, FRB or FDIC request that Bank and Company invoke their right to require the holder to exercise or forfeit the option under the previous circumstances.

8. Rights Prior to Exercise of Option. This option is non-transferable by Employee except in the event of his death as provided in Paragraph 4 (d) above, and during his lifetime is exercisable only by him. Employee shall have no rights as a stockholder with respect to the optioned shares until payment of the option price and delivery to him of such shares as herein provided.

9. Securities Law Compliance. All shares acquired by Employee pursuant to this Agreement shall be subject to all restrictions on sale generally applicable to common shares of Company, if any. All shares issued to Employee under this Agreement shall contain a legend on the reverse side containing such restrictions as may be required in connection with the transfer of such shares under State or Federal law, or under the By-laws of Company. Notwithstanding anything to the contrary contained herein, Employee may not exercise this option unless the shares issuable upon such exercise are then registered under the Securities Act of 1933 and the Georgia Securities Act or, if such shares are not then so registered, Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act of 1933 and the Georgia Securities Act.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11. Conditions to Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to the approval of the 2003 Stock Option Plan by the shareholders of Company at the annual shareholders meeting to be held in April or May, 2004.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EMPLOYEE:

_________________________ (SEAL)

COMPANY:

MOUNTAIN BANCSHARES, INC.

By: _______________________________________

       Title: _______________________________

Attest: _____________________________________

      Title: _______________________________

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